Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 of PSB Financial, Inc. of our report dated February 18, 2026, relating to the financial statements of Pioneer Federal Savings & Loan Association appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Elliott Davis, LLC

Columbia, South Carolina

March 10, 2026